UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
Form 8-A
Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Wauwatosa Holdings, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11200 West Plank Road, Wauwatosa, Wisconsin (Address of principal executive offices)	53226-3250 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-125715
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $.01 par value
(title of class)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Stock, $.01 par value, is contained under the heading “Description of Capital Stock of Wauwatosa Holdings, Inc.” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 filed by Wauwatosa Holdings, Inc. (Registration No. 333-125715), as it may be amended prior to effectiveness. That description is incorporated herein by reference.
Item 2. Exhibits
     See the exhibit index immediately following the signature page, which is incorporated herein by reference.

Signatures
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WAUWATOSA HOLDINGS, INC.
Date: August 23, 2005

	By:	/s/ Richard C. Larson
Richard C. Larson
Chief Financial Officer

WAUWATOSA HOLDINGS, INC. (the “Registrant”)
FORM 8-A REGISTRATION STATEMENT
Exhibit Index

Incorporated Herein
Exhibit	Description	by Reference To	Filed Herewith
1	Proposed Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-125715) (the “Form S-1”).

2	Proposed Bylaws of the Registrant	Exhibit 3.2 to the Registrant’s Form S-1

3	Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company of Wauwatosa Savings Bank, as adopted on May 17, 2005 and amended on June 3, 2005 (the “Plan”)	Exhibit 2.1 to the Registrant’s Form S-1

4	Form of Common Stock Certificate of the Registrant	Exhibit 4.1 to the Registrant’s Form S-1